Exhibit 99.1

News Release

Media Contact:  Ron RogersInvestor Contact:Scott Gleason

  (801) 584-3065(801) 584-1143

  rrogers@myriad.comsgleason@myriad.com

Myriad Genetics Expands Board of Directors with Two Additional Members

Colleen F. Reitan and Lee N. Newcomer, M.D., Elected to Myriad’s Board of Directors

SALT LAKE CITY, Sept. 25, 2019 – Myriad Genetics, Inc. (NASDAQ: MYGN, “Myriad” or the “Company”), a global leader in molecular diagnostics and precision medicine, today announced the election of Colleen F. Reitan, age 60, and Lee N. Newcomer, M.D., age 67, to its Board of Directors, effective immediately, expanding the Board to nine members.  Additionally, Ms. Reitan was appointed to the audit committee and Dr. Newcomer was appointed to the compensation committee of Myriad’s Board.

Ms. Reitan has extensive expertise in the healthcare insurance industry, having spent more than 32 years in the Blues system.  Most recently, she served as President of Plan Operations for Healthcare Service Corporation (HCSC), a health plan covering more than 16 million lives.  Prior to that she held several roles of increasing responsibility, including serving as the Executive Vice President and Chief Operating Officer of HCSC and President and Chief Operating Officer of Blue Cross & Blue Shield of Minnesota.  She is an experienced board member and currently serves on the Alnylam Pharmaceuticals board, where she is a member of the audit committee, and Cricket Health where she serves on the compensation committee.  She previously served on boards at Availity LLC, MEDecision, Inc. and Prime Therapeutics LLC.

Dr. Newcomer is a board-certified oncologist who brings a unique understanding of the healthcare industry from both a financial and clinical perspective.  Most recently, he was Senior Vice President of Oncology and Genetics for UnitedHealthcare (UHC), the nation’s largest private insurer with approximately 47 million covered lives.  Previously he served as Chief Medical Officer and Senior Vice President of Health Policy and Strategy at UnitedHealth Group, and Chief Medical Officer at Vivius, Inc.  Throughout his career, Dr. Newcomer has used his expertise in oncology, health plan strategy and operations, health services research, finance and communications to improve patient care.   He is an experienced board member and currently serves on the board at Cellworks Group Inc. and Intervention Insights, Inc.  He previously served on boards at ActaMed Corporation, Aperture Credentialing Holdings Inc., and Park Nicollet Health Systems, Inc.

“We welcome Colleen Reitan and Lee Newcomer to the Myriad board,” said John T. Henderson, M.D., Chairman of the Board of Myriad.  “Colleen and Lee bring deep expertise in approaches to gain reimbursement for precision medicine products.  Their insights into both the clinical and operational aspects for payers will augment the current board expertise in this important discipline.”

“We are delighted to welcome Colleen and Lee to the Myriad Board,” said Mark C. Capone, President and CEO of Myriad.  “Advances in precision medicine are increasingly gated by reimbursement and our two new board members have demonstrated an ability to provide innovative solutions that will increase patient access to our life-saving products.”

About Myriad Genetics

Myriad Genetics Inc. is a leading precision medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five critical success factors:  building upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore, Prolaris, ForeSight and Prequel are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the new Board members’ ability to provide innovative solutions that will increase patient access to the Company’s products; and the Company's strategic directives under the caption "About Myriad Genetics."  These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements.  These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our molecular diagnostic tests and pharmaceutical and clinical services may decline; risks related to our ability to transition from our existing product portfolio to our new tests, including unexpected costs and delays; risks related to decisions or changes in governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services and any future tests and services are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities and our healthcare clinic; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about our business, results of operations and financial condition; risks related to the potential market opportunity for our products and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements;  the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading "Risk Factors" contained in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2019, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

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